UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of AVEO Pharmaceuticals, Inc. (the “Company”) held on May 30, 2012, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2013 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Mr. Kenneth Bate	33,585,100	150,035	4,356,839
Dr. Ronald DePinho	33,623,051	112,084	4,356,839
Dr. Anthony Evnin	33,708,223	26,912	4,356,839
Mr. Tuan Ha-Ngoc	33,670,381	64,754	4,356,839
Dr. Raju Kucherlapati	33,662,626	72,509	4,356,839
Mr. Henri Termeer	33,579,070	156,065	4,356,839
Mr. Kenneth Weg	19,084,041	14,651,094	4,356,839
Dr. Robert Young	33,707,123	28,012	4,356,839

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	33,471,047
Against:	256,138
Abstain:	7,950
Broker Non-Votes:	4,356,839

3. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For:	37,919,378
Against:	160,724
Abstain:	11,872

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: June 4, 2012	By:	/s/ David B. Johnston
David B. Johnston Chief Financial Officer